Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 383 (Intermediate/Long Series), California Trust 210, Florida Trust 132 and Pennsylvania Trust 130:

We consent to the use of our report dated December 10, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

December 10, 2003